UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

Keurig Dr Pepper Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

781-418-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 8.01.	Other Events.

On April 28, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC and Truist Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”) pursuant to which the Company agreed to issue and sell a total of $500 million aggregate principal amount of its Floating Rate Senior Notes due 2026 (the “Floating Rate Notes”), $500 million aggregate principal amount of its 4.350% Senior Notes due 2028 (the “2028 Notes”), $500 million aggregate principal amount of its 4.600% Senior Notes due 2030 (the “2030 Notes”) and $500 million aggregate principal amount of its 5.150% Senior Notes due 2035 (the “2035 Notes” and, together with the Floating Rate Notes, the 2028 Notes and the 2030 Notes, the “Notes”) to the Underwriters. The Company estimates that the net proceeds from the offering of the Notes (the “Notes Offering”) will be approximately $1,986 million (after underwriting discounts and offering expenses). The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The Company intends to use the net proceeds from the Notes Offering for general corporate purposes, including repayment of certain outstanding commercial paper borrowings and/or certain of its outstanding senior notes.

The Notes Offering was made pursuant to a registration statement (including a prospectus) on Form S-3 (File No. 333-266989) previously filed by the Company with the Securities and Exchange Commission on August 19, 2022. The closing of the Notes Offering is expected to occur on May 5, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 28, 2025, by and among the Company and BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC and Truist Securities, Inc., as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

Dated: April 30, 2025

	By:	/s/ Anthony Shoemaker
	Name:	Anthony Shoemaker
	Title:	Chief Legal Officer, General Counsel and Secretary